UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2006

SMI PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-55166	88-0363465
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

122 Ocean Park Blvd. Suite 307, Santa Monica, CA 90405	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (310) 396-1691

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountants

(a)
On October 31, 2006, the Board of Directors of SMI Products, Inc. (“SMIP” or “Company”) decided to engage Paritz & Co., Hackensack, NJ as independent principal accountant and auditor to report on the Company’s financial statements for the fiscal year ended December 31, 2006, including performing the required quarterly reviews.

In conjunction with the new engagement, the Company will discontinue the services of Amisano Hanson Chartered Accountants, Vancouver, Canada as the Company’s principal accountant. Amisano Hanson has served the Company well since 1996. Under Item 304 of Regulation S-K, the reason for the auditor change is dismissal, not resignation nor declining to stand for re-election.

During the two most recent fiscal years and the interim period through the date of the dismissal, there were no disagreements with Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Amisano Hanson’s satisfaction, would have caused Amisano Hanson to make reference to the subject matter of the disagreements in connection with its reports.

During the two most recent fiscal years, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that Amisano Hanson furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not Amisano Hanson agreed with the above statements. A copy of Amisano Hanson’s letter to the SEC dated November 6, 2006 is filed as an Exhibit to this Form 8-K.

(b)
On October 31, 2006, the Company approved the engagement of Paritz & Co. as the Company's new independent registered public accounting firm for the fiscal year ended September 30, 2006. During the two most recent fiscal years and the subsequent interim period through the date of the dismissal of Amisano Hanson, the Company did not consult with Paritz & Co. regarding any matters described in Item 304(a)(2)(i)or(ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(a)  Not Applicable.

(b)  Not Applicable.

(c)  Not Applicable.

(d)  Exhibits.

Exhibit 23.1 Letter from Amisano Hanson dated November 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SMI PRODUCTS, INC.

DATE: November 6, 2006	By:	/s/ Geoffrey Alison
Geoffrey Alison
President and Chief Executive Officer